UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2005, the Board of Directors of Verity, Inc., a Delaware corporation (“Verity”), upon the recommendation of the Compensation Committee of the Board of Directors, took each of the actions set forth below.

Determination of New Cash Compensation Arrangement for Chief Executive Officer

The Board of Directors approved the following cash compensation arrangement for Anthony Bettencourt, Verity’s Chief Executive Officer:

a.	Mr. Bettencourt’s annual salary was increased from $500,000 to $650,000, effective October 1, 2005;

b.	Mr. Bettencourt was granted a $75,000 cash bonus; and

c.	Mr. Bettencourt’s incentive target bonus percentage was set at 75% of annual salary, thereby increasing his incentive target amount to $487,500.*

Determination of New Cash Compensation Arrangement for Executive Chairman of the Board

The Board of Directors approved the following cash compensation arrangement for Gary Sbona, Verity’s Executive Chairman of the Board:

a.	Mr. Sbona’s annual salary was increased to $125,000, effective September 1, 2005; and

b.	Mr. Sbona’s incentive target bonus percentage will remain at 40% of annual salary, thereby increasing his incentive target amount to $50,000.*

*	Under Verity’s Fiscal 2006 Executive Variable Compensation Plan:

1.	Metrics for determining percentage of goal attainment are weighted as follows:

a.	1/3 for attainment of Company revenue targets;

b.	1/3 for attainment of Company operating margin targets;

c.	1/3 for individual MBOs (management objectives).

2.	No payout if less than 90% of the goal is reached.

3.	For 90% to 100% of goal attainment, target incentive is paid out 50% to 100% on a linear basis based on level of attainment.

4.	For 100% to 130% of goal attainment, target incentive is paid out 100% to 200% on a linear basis based on level of attainment, with 200% being a maximum bonus payable.

5.	Both quarterly revenue and profit goal thresholds must be attained prior to any bonus funding for that quarter. Additionally, no quarter will be funded for a bonus greater than 100% unless each quarter of the fiscal year achieves the minimum of 90% of Company plan threshold.

Item 1.02. Termination of a Material Definitive Agreement.

On September 14, 2005, the Board of Directors of Verity terminated the Verity, Inc. 1995 Employee Stock Purchase Plan (the “1995 ESPP”) effective as of September 30, 2005, and determined that no further offerings under the 1995 ESPP would commence. As a result, the current offering, which ends March 31, 2006, will continue until such date, but no other offerings under the 1995 Plan will commence.

As a result of the termination of the 1995 ESPP, Verity anticipates that it will incur no stock-based employee compensation expense determined under the fair value based method following March 31, 2005 (currently reported only in the Notes to financial statements).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: September 20, 2005	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer